
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the Company's three months ended March 31, 1995 consolidated statement of income and the condensed Consolidated Balance Sheet. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                          81,453
<SECURITIES>                                         0
<RECEIVABLES>                                   86,288
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               180,065
<PP&E>                                          50,521
<DEPRECIATION>                                  28,979
<TOTAL-ASSETS>                               1,255,780<F1>
<CURRENT-LIABILITIES>                          107,545
<BONDS>                                        616,309<F2>
<COMMON>                                           308
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     492,708
<TOTAL-LIABILITY-AND-EQUITY>                 1,255,780
<SALES>                                              0
<TOTAL-REVENUES>                               151,102
<CGS>                                                0
<TOTAL-COSTS>                                   95,065
<OTHER-EXPENSES>                                20,068<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               8,692
<INCOME-PRETAX>                                 27,277
<INCOME-TAX>                                    11,672
<INCOME-CONTINUING>                             15,605
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    15,605
<EPS-PRIMARY>                                     0.51
<EPS-DILUTED>                                     0.51

<F1>Includes $990,584,000 of cost assigned to contracts acquired, net.
<F2>Represents $171,500,000 in senior notes payable and $444,809,000 in subordinated notes payable.
<F3>Represents amortization of cost assigned to contracts acquired for the three months ended March 31, 1995.

